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                                                                   EXHIBIT 23.23



                          SCHUMACHER & ASSOCIATES, INC.
                          Certified Public Accountants
                      12835 East Arapahoe Road, T-II, #110
                            Englewood, Colorado 80112







CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of TeleServices Internet Group Inc. on Form S-8 of our report dated March 30, 1999, on our audits of the consolidated balance sheet of TeleServices Internet Group Inc. (formerly TeleServices International Group Inc.) as of December 31, 1998, and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for the year then ended, which report is included in the Annual Report on Form 10-KSB for the year ended December 31, 1998.



                                 /s/ Schumacher & Associates, Inc.

                                 SCHUMACHER & ASSOCIATES, INC.

Englewood, Colorado
November 30, 1999